Exhibit 5

                    Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                             New York, NY 10022

                                             September 25, 1996

     Culligan Water Technologies, Inc.
     One Culligan Parkway
     Northbrook, Illinois 60062

               Re:  Registration Statement on Form S-8

     Ladies and Gentlemen:

               We have acted as special counsel to Culligan Water Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8, relating to the issuance and sale of up to 700,000 shares (the "Shares") of the common stock of the Company, par value $.01 per share ("Common Stock"). The Shares consist of 500,000 shares of Common Stock which have been reserved for issuance upon exercise of stock options (the "Stock Option Plan Shares") that have been or may be granted under the Company's 1995 Stock Option and Incentive Award Plan, as amended and restated (the "Stock Option Plan") and 200,000 shares of Common Stock which have been reserved for issuance (the "Director Shares") under the Company's Directors' Stock Plan (the "Director Plan").

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act").

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, (b) the Stock Option Plan, (c) the Director Plan, (d) a specimen certificate evidencing the Common Stock, (e) the Restated Certificate of Incorporation of the Company, as presently in effect, (f) the Amended and Restated By-Laws of the Company, as presently in effect, (g) certain resolutions of the Board of Directors of the Company relating to, among other things, the Stock Option Plan and the Director Plan (collectively, the "Board Resolutions") and (h) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others. In rendering the opinions set forth below, we have assumed that (i) the certificates representing the Stock Option Plan Shares and the Director Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us and
     (ii) prior to the issuance of any Stock Option Plan Shares, the Company and the relevant optionee will have duly entered into stock option or similar agreements ("Agreements") in accordance with the Board Resolutions and the Stock Option Plan.

               Members of our firm are admitted to the Bar of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, we are of the opinion that:

               1. The Stock Option Plan Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Agreements, will be validly issued, fully paid and nonassessable.

               2. The Director Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Director Plan, will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ Skadden, Arps, Slate,
                                                 Meagher & Flom